EXHIBIT 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-93225) of Unocal Corporation of our report, dated June 15, 2001, relating to the financial statements of the Unocal Savings Plan, which appears in this Form 11-K.







/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Los Angeles, California
June 28, 2001